Perma-Fix Reports Results for the Fourth Quarter and Fiscal 2017

ATLANTA – March 14, 2018 – Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) (the “Company”) today announced results for the fourth quarter and full year ended December 31, 2017.

Mark Duff, Chief Executive Officer, stated, “We achieved $2.4 million of adjusted EBITDA (as defined below) for the year ended December 31, 2017 versus $575,000 for 2016. This improvement was due primarily to the 17% increase in Treatment Segment revenue, reflecting both organizational changes and growth initiatives over the past year. We expect these initiatives to positively impact our revenue through 2018. For the fourth quarter of 2017, waste receipts were up; however, our Treatment Segment revenue recognition was affected by timing and the particular mix of waste we received. Importantly, backlog is growing heading into 2018, as evidenced by a 46% increase at year end. Moreover, we achieved positive adjusted EBITDA for the quarter and anticipate continued improvement in 2018 as we focus on new revenue opportunities in the Treatment Segment and initiatives within our Services Segment begin to take hold.”

“As discussed previously, we have undertaken several initiatives to expand our Services Segment marketing programs and proposal processes, which we believe have resulted in increases in qualified bidding activities throughout 2017 and into the first quarter of 2018. Though the larger project wins have not materialized as quickly as we had hoped, we expect to see an increase in revenue throughout this year as we continue to enhance our competitive position on new projects which align with our core competencies. As a result of our unique capabilities and growing demand for management of naturally occurring radiological material (NORM) waste generated in the mining and oil and gas sectors, our Services Segment is working on formalizing key partnerships with firms within these sectors. These partnerships, if successful, have potential to increase commercial revenues in waste management and analytical services in the natural gas industry, especially within the Marcellus Shale.

In our Treatment Segment, we remain focused on diversifying our revenues which is intended to help drive sustainable growth and increase waste receipts. We are excited about expansion programs ongoing at each of our treatment facilities. Construction activities are underway at our Gainesville facility to accept and treat more commercial waste streams beginning in the third quarter of 2018.

We recently announced we are partnering with Veolia Nuclear Solutions, which is providing its patented GeoMelt® system that is being installed at our Perma-Fix Northwest (PFNW) facility. Along with Veolia, we plan to perform treatability studies to demonstrate the system’s capability to safely treat metallic, non-bulk sodium contaminated waste that is generated from the sodium coolant used in certain types of nuclear reactors. At our Diversified Scientific Services, Inc. (DSSI) facility in eastern Tennessee, we are underway with expansion activities that involve relocating our waste treatment capabilities from our East Tennessee Materials and Energy Corporation (M&EC) facility.

“A major advancement at Perma-Fix is being realized at our PFNW facility through the new treatment opportunities arising from the recent treatability project for tank waste in Hanford, Washington. As recently announced, the Department of Energy’s (DOE) Office of Environmental Management (EM) and its Office of River Protection (ORP) in Richland, Washington recently coordinated shipment of approximately three gallons of low activity tank waste to PFNW. We subsequently treated and stabilized the waste at our facility for transport and permanent disposal at the Waste Control Specialists LLC (WCS) Federal Waste Disposal Facility in Andrews, Texas. To our knowledge, this is the first time EM has commercially treated, stabilized and shipped low level waste derived from Hanford tanks off site to a commercial facility for disposal. This effort, in part, completes the initial phase of a planned three phase DOE EM test bed initiative study.”

“We continue to carefully manage expenses and identify new areas for cost savings. We are in the final stages of completing the closure of our M&EC facility, which we believe will be completed in the first quarter of 2018. Upon closure of M&EC, we expect that we will eliminate annual fixed costs estimated to be approximately $4 to $5 million. Within our Medical Segment, we have also trimmed costs by substantially reducing its R&D program and are working on efforts around a new partnering strategy with different groups in several different countries.”

Financial Results

Revenue for the fourth quarter of 2017 was $12.6 million versus $13.4 million for the same period last year. Revenue for the Treatment Segment decreased approximately $692,000 to $8.7 million in the fourth quarter of 2017 from $9.4 million for the corresponding period of 2016. Revenue from the Services Segment decreased by $171,000 to $3.9 million from $4.0 million for the same period in 2016. The shortfall in revenue in the Treatment Segment was primarily due to lower waste volume.

Gross profit for the fourth quarter of 2017 was $1.8 million versus $3.4 million for the fourth quarter of 2016, a decrease of approximately $1.6 million. Gross profit for the fourth quarter of 2017 included additional closure costs recorded in the amount of approximately $850,000 in connection with the pending closure of the Company’s M&EC facility. Excluding the additional closure costs recorded, the decrease in gross profit of approximately $776,000 was primarily due to decreased revenues in both segments.

Operating loss for the fourth quarter of 2017 was $1.2 million versus operating income of $402,000 for the fourth quarter of 2016. Operating loss for the fourth quarter of 2017 included additional bad debt expenses recorded in the amount of approximately $364,000 as certain accounts receivable were determined not to be collectible at December 31, 2017, in addition to the closure costs recorded as discussed above. Net income from continuing operations for the fourth quarter of 2017 was approximately $340,000 as compared to $218,000 for the corresponding period of 2016. Net income from continuing operations for the fourth quarter of 2017 included a provisional tax benefit recorded in the amount of approximately $1.7 million resulting from the Tax Cuts and Jobs Act of 2017 enacted into law on December 22, 2017. Net income attributable to common stockholders for the fourth quarter of 2017 was $260,000 or $0.02 per share as compared to net income of $226,000 or $0.02 per share for the same period in 2016.

The Company’s Adjusted EBITDA at December 31, 2017 was approximately $2.4 million from continuing operations as compared to approximately $575,000 for the corresponding period of 2016. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before research and development costs related to the Medical Isotope project, impairment charges on tangible and intangible assets, write-off of prepaid fees resulting from tangible asset impairment loss and closure costs accrued for M&EC subsidiary. Both EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA and Adjusted EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA and Adjusted EBITDA as a means to measure performance. The Company’s measurements of EBITDA and Adjusted EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA and Adjusted EBITDA, both non-GAAP measures, to GAAP numbers for income (loss) from continuing operations for the three and twelve months ended December 31, 2017 and 2016.

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
(In thousands)	2017	2016	2017	2016
Income (loss) from continuing operations	$339	$218	$(3,538)	$(13,263)

Adjustments:
Depreciation & amortization	409	1,179	3,803	4,165
Interest income	(35)	(32)	(140)	(110)
Interest expense	66	112	315	489
Interest expense - financing fees	9	8	35	108
Income tax (benefit) expense	(1,504)	99	(1,285)	(2,994)

EBITDA	(716)	1,584	(810)	(11,605)

Research and development costs related to medical Isotope project	194	294	1,141	1,489
Impairment loss on tangible assets	—	—	672	1,816
Impairment loss on intangible assets	—	—	—	8,288
Closure costs accrued for M&EC subsididary	850	—	1,400	—
Write-off of prepaid fees resulting from impairment loss on tangible asset	—	—	—	587

Adjusted EBITDA	$328	$1,878	$2,403	$575

The tables below present certain financial information for the business segments, which exclude allocation of corporate expenses:

	Three Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2017
	(Unaudited)			(Audited)
(In thousands)	Treatment	Services	Medical	Treatment	Services	Medical
Net revenues	$8,730	$3,859	$—	$37,750	$12,019	$—
Gross profit	1,441	361	—	7,916	704	—
Segment profit (loss)	2,202	(549)	(194)	4,867	(2,286)	(1,141)

	Three Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2016
	(Unaudited)			(Audited)
(In thousands)	Treatment	Services	Medical	Treatment	Services	Medical
Net revenues	$9,422	$4,030	$—	$32,253	$18,966	$—
Gross profit	2,735	693	—	4,015	3,069	—
Segment profit (loss)	1,694	62	(294)	(7,106)	744	(1,489)

Conference Call

Perma-Fix will host a conference call at 11:00 a.m. ET on Wednesday, March 14, 2018. The call will be available on the Company’s website at www.perma-fix.com, or by calling 877-407-0778 for U.S. callers, or +1 201-689-8565 for international callers. The conference call will be led by Mark J. Duff, Chief Executive Officer, Dr. Louis F. Centofanti, Executive Vice President of Strategic Initiatives, and Ben Naccarato, Vice President and Chief Financial Officer of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight March 21, 2018, and can be accessed by calling: 877-481-4010 (U.S. callers) or +1 919-882-2331 (international callers) and entering conference ID: 26987.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company’s nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the Department of Defense (“DOD”), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates three nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide.

Please visit us at http://www.perma-fix.com.

This press release contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plan to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to: revenue growth and improvements through 2018; new revenue opportunities; initiatives impact on revenues; enhance our competitive position; diversifying revenues; growth and increasing waste receipts; construct activities and expansion of programs; impact of certain partnerships; expansion of programs that will broaden our market base; perform treatability studies; expansion activities to relocate waste treatment capabilities from our M&EC facility; closure of M&EC in Q1; eliminate M&EC’s fixed costs upon closure; and strategy for Medical Segment. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply, commercialize, and market our new technologies; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; completion of construction projects on a timely basis; Perma-Fix Medical obtains necessary financing or capital to complete its development; regulatory approvals; Congress provides continuing funding for the DOD’s and DOE’s remediation projects; ability to obtain new foreign and domestic remediation contracts; our ability to fund the commercialization of our technology; and the additional factors referred to under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of our 2017 Form 10-K. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

FINANCIAL TABLES FOLLOW

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
(Amounts in Thousands, Except for Per Share Amounts)	(Unaudited)		(Audited)

Net revenues	$12,589	$13,452	$49,769	$51,219
Cost of goods sold	10,787	10,024	41,149	44,135
Gross profit	1,802	3,428	8,620	7,084

Selling, general and administrative expenses	2,764	2,562	11,101	10,724
Research and development	294	477	1,595	2,046
(Gain) loss on disposal of property and equipment	(11)	(13)	(12)	2
Impairment loss on tangible assets	—	—	672	1,816
Impairment loss on intangible assets	—	—	—	8,288
(Loss) income from operations	(1,245)	402	(4,736)	(15,792)

Other income (expense):
Interest income	35	32	140	110
Interest expense	(66)	(112)	(315)	(489)
Interest expense-financing fees	(9)	(8)	(35)	(108)
Other	121	3	123	22
(Loss) income from continuing operations before taxes	(1,164)	317	(4,823)	(16,257)
Income tax (benefit) expense	(1,504)	99	(1,285)	(2,994)
Income (loss) from continuing operations, net of taxes	340	218	(3,538)	(13,263)

Loss from discontinued operations, net of taxes	(156)	(108)	(592)	(730)
Net income (loss)	184	110	(4,130)	(13,993)

Net loss attributable to non-controlling interest	(76)	(116)	(450)	(588)

Net income (loss) attributable to Perma-Fix Environmental Services, Inc. common stockholders	$260	$226	$(3,680)	$(13,405)

Net income (loss) per common share attributable to Perma-Fix Environmental Services, Inc. stockholders - basic and diluted:
Continuing operations	$.03	$.03	$(.26)	$(1.09)
Discontinued operations	(.01)	(.01)	(.05)	(.06)
Net income (loss) per common share	$.02	$.02	$(.31)	$(1.15)

Number of common shares used in computing net income (loss) per share:
Basic	11,731	11,669	11,706	11,608
Diluted	11,752	11,679	11,706	11,608

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31,	December 31,
(Amounts in Thousands, Except for Share and Per Share Amounts)	2017	2016

ASSETS
Current assets:
Cash and equivalents	$1,063	$163
Account receivable, net of allowance for doubtful accounts of $720 and $272 respectively	7,940	8,705
Unbilled receivables	4,547	2,926
Other current assets	3,674	2,728
Assets of discontinued operations included in current assets, net of allowance for doubtful accounts of $0 for each period presented	89	85
Total current assets	17,313	14,607

Net property and equipment	14,870	17,115
Property and equipment of discontinued operations, net of accumulated depreciation of $10 for each period presented	81	81
Intangibles and other assets	27,079	33,264
Other assets related to discontinued operations	195	268
Total assets	$59,538	$65,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$18,676	$15,780
Current liabilities related to discontinued operations	905	958
Total current liabilities	19,581	16,738

Long-term liabilities	11,152	16,080
Long-term liabilities related to discontinued operations	359	361
Total liabilities	31,092	33,179
Commitments and Contingencies
Series B Preferred Stock of subsidiary, $1.00 par value; 1,467,396 shares authorized, 1,284,730 shares issued and oustanding, liquidation value $1.00 per share plus accrued and unpaid dividends of $995 and $931, respectively	1,285	1,285
Stockholders’ equity:
Preferred Stock, $.001 par value; 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.001 par value; 30,000,000 shares authorized, 11,738,623 and 11,677,025 shares issued, respectively; 11,730,981 and 11,669,383 shares outstanding, respectively	12	11
Additional paid-in capital	106,417	106,048
Accumulated deficit	(77,893)	(74,213)
Accumulated other comprehensive income	(112)	(162)
Less Common Stock in treasury at cost: 7,642 shares	(88)	(88)
Total Perma-Fix Environmental Services, Inc. stockholders’ equity	28,336	31,596
Non-controlling interest	(1,175)	(725)
Total stockholders’ equity	27,161	30,871

Total liabilities and stockholders’ equity	$59,538	$65,335